SECURITIES AND EXCHANGE COMMISSION

                               Washington, D.C.  20549


                                      FORM 8-K

                                   CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of the

                           Securities Exchange Act of 1934

  Date of Report (Date of earliest event reported):  February 28, 1997


                         FREEPORT-McMoRan COPPER & GOLD INC.


          Delaware                  1-9916                 74-2480931

       (State or other            (Commission            (IRS Employer
        jurisdiction of            File Number)           Identification
        incorporation or                                  Number)
        organization)


                                 1615 Poydras Street
                            New Orleans, Louisiana  70112

    Registrant's telephone number, including area code:  (504) 582-4000


          Item 5.  Other Events.
          The following news release was issued by Freeport-McMoRan Copper & Gold Inc. on February 28, 1997:


          NEW ORLEANS, LA., February 28, 1997 -- Freeport-McMoRan Copper & Gold Inc. (FCX) announced today proved and probable recoverable reserves for the year ended December 31, 1996, upon completion of engineering analysis of mineral resources for its year-end financial reports. During 1996, P.T. Freeport Indonesia Company (PT-FI), FCX's mining affiliate, added new proved and probable recoverable reserves totaling approximately 161 million metric tons of ore representing 4.1 billion pounds of copper, 4.9 million ounces of gold and 10.3 million ounces of silver. Of the reserves that were added, approximately one-half resulted from initial delineation drilling at the Kucing Liar ore body while the remainder were from the Grasberg and IOZ/DOZ ore bodies. These recoverable reserves reflect an upward adjustment to the estimated 1996 reserve additions previously reported in FCX's fourth quarter earnings release on January 21, 1997.

               Pursuant to the joint venture arrangements between FCX and The RTZ-CRA Group (RTZ-CRA), RTZ-CRA has the conditional right to a 40 percent interest in newly discovered reserves, subsequent to December 31, 1994. RTZ-CRA does not participate in PT-FI ore reserves discovered prior to December 31, 1994. Net of 1996 production, PT-FI's proved and probable recoverable reserves at December 31, 1996, on a 100 percent basis, totaled 2.0 billion metric tons of ore averaging 1.19 percent copper, 1.18 grams of gold per ton and 3.80 grams of silver per ton representing 43.2 billion pounds of copper, 55.3 million ounces of gold and 118.7 million ounces of silver.

               Delineation and exploration drilling continues along a portion of the 1.5 kilometer Kucing Liar mineralized zone which could represent a geologic resource of 250 million metric tons at an average grade of approximately 2 percent copper equivalent on the southern flank of the Grasberg intrusive. As the Amole adit, being driven at the 2,900 meter elevation, progresses into the Grasberg ore body, additional exploration drilling will be conducted to test the western and northern flanks of the Grasberg intrusive for Kucing Liar type mineralization as well as heavy sulfide "skarn-type" mineralization around the fringes of the Grasberg ore body. PT-FI anticipates establishing significant future additions to reserves as drilling progresses and mine plans are developed for the Kucing Liar ore body.

               FCX is engaged in mineral exploration and development, mining and milling of copper, gold and silver in Irian Jaya, Indonesia and the smelting and refining of copper concentrates in Spain. FCX is also involved in a joint venture to construct and operate a smelter/refinery in Indonesia.



                                      SIGNATURE

                    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                        FREEPORT-McMoRan COPPER & GOLD INC.


                                        By:  /s/ Michael A. Weaver
                                             ------------------------------
                                                   Michael A. Weaver
                                              Controller-Financial Reporting
                                                 (authorized signatory and
                                                Principal Accounting Officer)

          Date:  February 28, 1997